Exhibit 99.2
SWIFT SERVICES HOLDINGS, INC.
*AND THE ADDITIONAL GUARANTORS

OFFER FOR ALL OUTSTANDING
10.000% SENIOR SECOND PRIORITY SECURED NOTES DUE 2018
IN EXCHANGE FOR
10.000% SENIOR SECOND PRIORITY SECURED NOTES DUE 2018
WHICH HAVE BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)

[ • ], 2011

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Swift Services Holdings, Inc., a Delaware corporation (the “Issuer”), and Swift Transportation Company, a Delaware corporation (“Swift”), and certain subsidiaries of Swift, as guarantors (together with the Issuer and Swift, the “Swift Parties”) are offering, upon and subject to the terms and conditions set forth in the prospectus dated [ • ], 2011 (the “Prospectus”), to exchange (the “Exchange Offer”) up to $500,000,000 aggregate principal amount of 10.000% Senior Second Priority Secured Notes due 2018 which have been registered under the Securities Act (individually an “Exchange Note” and collectively, the “Exchange Notes”), for a like principal amount of the Issuer’s issued and outstanding 10.000% Senior Second Priority Secured Notes due 2018 (individually a “Restricted Note” and collectively, the “Restricted Notes”) from the registered holders thereof. We refer to the Restricted Notes and the Exchange Notes collectively as the “Notes.” The Exchange Offer is being made in order to satisfy certain obligations of the Swift Parties contained in the Registration Rights Agreement, dated December 21, 2010, by and among the Swift Parties and the initial purchasers referred to therein.

We are requesting that you contact your clients for whom you hold Restricted Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Restricted Notes registered in your name or in the name of your nominee, or who hold Restricted Notes registered in their own names, we are enclosing the following documents:

1. Prospectus dated [ • ], 2011; and

2. A form of letter which may be sent to your clients for whose account you hold Restricted Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer.

Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City time, on [ • ], 2011 unless the Exchange Offer is extended by the Swift Parties (the “Expiration Date”). Restricted Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

A holder may only tender Restricted Notes by book-entry transfer of the Restricted Notes into the exchange agent’s account at The Depository Trust Company. To participate in the Exchange Offer, a tendering holder must, on or prior to the Expiration Date, transmit an agent’s message to the exchange agent, in accordance with the instructions set forth in the Prospectus.

The Swift Parties will, upon request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Restricted Notes held by them as nominee or in a fiduciary capacity. The Swift Parties will pay or cause to be paid all transfer taxes applicable to the exchange of Restricted Notes pursuant to the Exchange Offer.

Any inquiry you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to U.S. Bank National Association, the exchange agent for the Exchange Offer, at its address and telephone number set forth in the Prospectus under the caption “The Exchange Offer — Exchange Agent.”

Very truly yours,

THE SWIFT PARTIES

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE SWIFT PARTIES OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS.

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